UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020 (November 25, 2020)

HealthStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 1000, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2020, HSTM Max Holdings, Inc., a Tennessee corporation (“Holdings”) which is a wholly-owned subsidiary of HealthStream, Inc., a Tennessee corporation, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with certain wholly-owned subsidiaries of Change Healthcare, Inc., a Delaware corporation (“Change”), pursuant to which Holdings will acquire Change’s staff scheduling business (the “Business”) through the acquisition by Holdings of 100% of the equity interests of certain subsidiaries of Change.

The purchase price payable by Holdings under the Purchase Agreement is $67.5 million in cash payable at the closing, subject to working capital and certain other customary purchase price adjustments with respect to the Business as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

The Purchase Agreement contains various representations and warranties and covenants by the parties to such agreement and related indemnification obligations. The Closing is subject to certain customary closing conditions.

The foregoing summary of the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement is attached as Exhibit 2.1 in accordance with the rules of the Securities and Exchange Commission. It is not intended to provide any other factual information about the Business. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to the Business, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

Item 7.01 Regulation FD.

On November 30, 2020, the Company issued a press release announcing the acquisition of the Business. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 2.1  Equity Purchase Agreement, dated as of November 25, 2020, by and among HSTM Max Holdings, Inc., a Tennessee corporation, Change Healthcare Holdings, LLC, a Delaware limited liability company, Change Healthcare Technologies, LLC, a Delaware limited liability company, and Change Healthcare Ireland Limited, an Irish private limited liability company.*

Exhibit 99.1Press Release of HealthStream, Inc., dated November 30, 2020

*       Schedules and exhibits omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Exhibit Number	Description
2.1^	Equity Purchase Agreement

99.1^	Press release dated November 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Furnished herewith.

Exhibit Index

Exhibit Number	Description
2.1^	Equity Purchase Agreement

99.1^	Press release dated November 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: November 30, 2020	By:	/s/ Michael M. Collier
Michael M. Collier
Senior Vice President, Corporate Development and General Counsel